EXHIBIT 21

                LIST OF SUBSIDIARIES OF FULL HOUSE RESORTS, INC.

   NAME OF SUBSIDIARY                            JURISDICTION OF INCORPORATION
   ------------------                            -----------------------------

Deadwood Gulch Resort and
   Gaming Corp.                                          South Dakota

Full House Mississippi, LLC                               Mississippi

Full House Subsidiary, Inc.                                Delaware

Full House Subsidiary of
   Nevada, Inc.                                             Nevada

AEP/FHR, LLC*                                               Nevada

FH/HR Management, LLC*                                    Mississippi

Gaming Entertainment, LLC*                                 Delaware

Gaming Entertainment
   (Delaware), LLC*                                        Delaware

Gaming Entertainment
   (Michigan), LLC*                                        Delaware

Gaming Entertainment
   (California), LLC*                                      Delaware

Greenhouse Management, Inc.**                              Michigan

    *50% owned
  **85% owned